UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

GOODMAN NETWORKS INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	333-186684	74-2949460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Network Boulevard, Suite 300 Frisco, TX		75034
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 406-9692

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Discussions with Creditors

In June 2016, Goodman Networks Incorporated (the “Company”) executed confidentiality agreements (collectively, the “Confidentiality Agreements”) with certain holders of senior secured notes (the “Senior Secured Notes”) issued by the Company (collectively, the “Creditors”). These Confidentiality Agreements facilitated the Company’s ability to to engage in discussions with the Creditors concerning a potential financing, refinancing, restructuring, sale, or similar transaction involving the Company (any of such transactions, the “Transaction”).

Pursuant to the Confidentiality Agreements, the Company agreed, after a specified period if certain conditions were met, to disclose publicly (a) that the Company and the Creditors had engaged in discussions concerning a Transaction, (b) that the Company had provided certain confidential information concerning the Company, and (c) certain of the information that was disclosed to the Creditors pursuant to the Confidentiality Agreement. The information included in this Current Report on Form 8-K is being furnished to satisfy the Company’s public disclosure obligations under the Confidentiality Agreements.

Discussions between representatives of the Company and the Creditors regarding a Transaction are no longer ongoing as of the date of this Current Report on Form 8-K. The last term sheet proposal submitted by the Company to the Creditors is attached as Exhibit 99.1, and the last term sheet proposal submitted by the Creditors to the Company is attached as Exhibit 99.2.1 In addition to the term sheet proposals attached as exhibits to this Current Report on Form 8-K, representatives of the Company and the Creditors were in the process of negotiating a customary restructuring support agreement regarding a Transaction.

The Company continues to focus on formulating and implementing an effective and efficient Transaction that maximizes enterprise value. In furtherance of those efforts, the Company will continue to seek to engage in discussions with its stakeholders regarding alternatives to maximize the Company’s enterprise value. For the avoidance of doubt, however, the Company and the Creditors are not in discussions as of the filing of this Form 8-K. In addition, as disclosed in the Current Report on Form 8-K filed on June 2, 2016, July 6, 2016, and July 12, 2016, the Company entered into an asset purchase agreement with Dycom Industries, Inc., pursuant to which, upon closing the Company sold certain assets to Dycom and Dycom assumed certain liabilities of the Company, related to the Company’s current wireless network deployment and wireline business (the “Dycom APA”). On July 6, 2016, the transactions contemplated by the Dycom APA closed for a cash purchase price of $107.5 million, subject to an estimated working capital adjustment of $4.7 million. The Company’s indemnification obligations pursuant to the Dycom APA are set forth in detail in the July 12, 2016 Form 8-K and accompanying exhibits.

Additionally, the Company disclosed the existence of an approximately $31.68 million disputed sales tax liability with the State of Texas (the “Sales Tax Liability”). The Company disclosed that, to the extent the State of Texas seeks to enforce the Sales Tax Liability, it believes that all or a portion of the Sales Tax Liability is reimbursable by AT&T (defined below). The State of Texas may seek to enforce the Sales Tax Liability against the Company. The Company disputes any and all liability with respect to the Sales Tax Liability.

In connection with the transactions contemplated by the Dycom APA on July 6, 2016, AT&T Mobility LLC, AT&T Services, Inc. (together, “AT&T”), Goodman, Dycom and Ansco & Associates, a wholly-owned subsidiary of Dycom (the “Assignee”) entered into a Consent and Release Agreement (the “AT&T Consent”).

[1]	Exhibit 99.1 and Exhibit 99.2 only include actual proposals (not (a) persuasive arguments about why or how a particular proposal is better than any other proposal or (b) potential future actions by the Creditors or any other party). To the extent the proposed disclosure includes any such arguments or future actions, the Company does not intend to disclose these matters.

Pursuant to the AT&T Consent, AT&T consented to the assignment of certain contracts by Goodman to the Assignee in connection with the closing of the transactions contemplated by the APA and agreed to extend the term of certain contracts between AT&T and the Assignee. In addition, the AT&T Consent includes a general release of AT&T, its affiliates and its representatives from all claims, both known and unknown, relating to matters arising prior to the date of the closing of the transactions contemplated by the APA, by Goodman, Dycom and their respective affiliates and representatives. The release does not apply to certain specific claims or rights that any of the parties may have related to certain matters, including, among others, the disputed Sales Tax Liability described above.

In exchange, Goodman agrees that it and its advisors will work with AT&T in connection with any restructuring, recapitalization or debt modification plan (and include AT&T as a released party in connection with such plan) and assume the AT&T Consent in any plan of reorganization proposed by Goodman if it files for reorganization under Chapter 11 of the Bankruptcy Code.

Financial Information

During the discussions regarding the Transaction, the Company provided the Creditors and their respective advisors with certain prospective financial information regarding the Company set forth in Exhibit 99.3 attached hereto.

The Company generally does not publicly disclose detailed prospective financial information. This financial information attached hereto was not prepared with a view towards public disclosure and was not prepared in accordance with generally accepted accounting principles or published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.”

The inclusion of the financial forecasts in this Current Report on Form 8-K should not be regarded as an indication that the Company or any other person considered, or now consider, this information to be necessarily predictive of actual future results, and does not constitute an admission or representation by any person that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the prospective financial information.

Neither the independent auditor of the Company or any other independent accountant has examined, compiled, or performed any procedures with respect to the prospective financial information contained herein and, accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the prospective financial information.

The financial forecasts include in this Current Report on Form 8-K:

•	is speculative by its nature and was based upon numerous expectations, beliefs, opinions, and assumptionswhich are inherently uncertain and many of which are beyond the control of the Company and may not prove to be accurate;

•	does not reflect future changes in general business or economic conditions, or any other transaction or event that may occur and that was not anticipated at the time the information was prepared;

•	may not reflect future performance, which may be significantly more favorable or less favorable than as set forth in the prospective financial information; and

•	is not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the forecasts will be achieved.

All of the financial information contained in Exhibit 99.3 attached hereto is forward-looking in nature. The information is subjective in many respects and thus subject to interpretation. Further, the information relates to multiple future years and such information by its nature becomes less predictive with each succeeding day. The Company cannot provide assurance that the financial projections will be realized; rather, actual future financial results may vary materially from the forward-looking information.

Except as required by law, the Company does not intend to update or revise publicly any of the prospective financial information to reflect circumstances or other events occurring after the date the financial projections were prepared or to reflect the occurrence of future events. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date. For additional information on factors that may cause actual future financial results to vary materially from the prospective financial information, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” below.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the prospective financial information included in Exhibit 99. attached hereto, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by the Company.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Term Sheet Proposal from Company to Creditors

99.2	Term Sheet Proposal from Creditors to Company

99.3	Financial Information

SIGNATURES

The Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODMAN NETWORKS INCORPORATED

Date: July 27, 2016	By:	/s/ Ron B. Hill
		Name:	Ron B. Hill
		Title:	Chief Executive Officer, President and Executive Chairman